Exhibit 99.1

iPower Reports Fiscal Q2 2026 Results and Completes Strategic Operating Reset

RANCHO CUCAMONGA, CA — February 20, 2026 — iPower Inc. (Nasdaq: IPW) (“iPower” or the “Company”) today reported financial results for the fiscal second quarter ended December 31, 2025. Revenue was $7.1 million, reflecting the Company’s deliberate supply chain restructuring and transition to predominantly U.S.-based sourcing during the quarter, while gross profit was $3.1 million and gross margin remained strong at 44.0%. Total operating expenses declined 28% year-over-year to $5.6 million compared to the quarter ended December 31, 2024. Net loss attributable to iPower was $1.2 million, or $(1.08) per share. The Company reported $2.0 million of cash and cash equivalents, $2.2 million of restricted cash, and approximately $2.2 million of digital assets.

During December 2025, the Company implemented a Digital Asset Treasury (“DAT”) strategy with an institutional investor after closing on the first tranche of an up to $30 million convertible note offering, receiving $6.5 million in gross proceeds. Subsequent to quarter-end, in February 2026, iPower completed the divestiture of Global Product Marketing Inc. (“GPM”) for approximately $2.3 million in total consideration and authorized a $2 million share repurchase program.

Management Commentary

“Our fiscal second quarter reflects a deliberate strategic transition,” said Lawrence Tan, CEO of iPower. “In December 2025, we implemented our first institutional Digital Asset Treasury strategy, advancing our crypto infrastructure initiatives while maintaining disciplined execution across our core operations.”

“At the same time, we made the active decision to restructure our supply chain, consolidate vendors, and shift toward primarily U.S.-based sourcing. While this transition temporarily reduced revenue levels, we believe this transition will strengthen long-term reliability, margin stability, and operational control. Subsequent to quarter-end, we divested GPM, which historically represented a significant operating cost center, materially lowering our forward expense base.”

“Importantly, our Board authorized iPower’s first-ever $2 million share repurchase program, reflecting confidence in our strengthened balance sheet and the long-term value of our business.

“The February restructuring was not simply a divestiture — it marked the beginning of a new chapter for iPower. We streamlined our sourcing, strengthened our financial position, reduced structural costs, and positioned our business to selectively invest in infrastructure-driven growth opportunities.”

Fiscal Second Quarter 2026 Financial Summary

Revenue for the fiscal second quarter of 2026 was $7.1 million. The decline from prior-year levels was primarily attributable to the Company’s proactive supply chain restructuring. During the quarter, iPower intentionally reduced purchase volumes from certain legacy international vendors and paused selected SKUs while transitioning to a predominantly U.S.-based sourcing model. This deliberate shift temporarily reduced available inventory and sales volume but was undertaken to improve supply chain transparency, reduce geopolitical and logistics risk, and enhance long-term gross margin durability.

Gross profit was $3.1 million, and gross margin remained stable at 44.0%, demonstrating that the core economics of the Company’s supply chain platform remained intact despite lower revenue during the transition period.

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Total operating expenses declined to $5.6 million, down 28% year-over-year, driven by personnel reductions, tighter expense controls, and operational efficiencies implemented alongside our supply chain restructuring.

Net loss attributable to iPower was $1.2 million, or $(1.08) per share, reflecting lower revenue during the transition period and ongoing strategic investments, including the initial implementation of the Company’s Digital Asset Treasury initiative.

During the quarter, iPower continued to reduce traditional borrowings, with short-term debt declining to $2.6 million as of December 31, 2025 from $3.7 million as of June 30, 2025. As of December 31, 2025, the Company reported $2.0 million of cash and cash equivalents, $2.2 million of restricted cash, and approximately $2.2 million of digital assets; total debt was approximately $8.4 million, including $5.8 million of convertible notes.

Post-Quarter Strategic Update

In February 2026, subsequent to the quarter close, iPower completed the divestiture of GPM, eliminating a major operating cost center while retaining iPower’s core supply chain, fulfillment, and infrastructure assets. The transaction generated approximately $2.3 million in consideration and reduces forward operating expense requirements.

Because the divestiture was completed after December 31, 2025, the reported Q2 results do not reflect the full impact of the restructuring. Management expects the streamlined operating model and predominantly U.S.-based supply chain to provide a stronger and more resilient operating foundation going forward.

The Company also authorized its first-ever $2 million share repurchase program, under which repurchases may be made from time to time through open market purchases or privately negotiated transactions, subject to market conditions and applicable legal requirements.

About iPower Inc.

iPower Inc. (Nasdaq: IPW) is a technology- and data-driven supply chain and infrastructure provider for online retailers and brands, operating at the intersection of digital assets and real-world commerce. The Company delivers procurement, fulfillment, logistics, and software-enabled services, and is executing a broader crypto strategy through licensed partners and compliant infrastructure. For more information, please visit www.meetipower.com.

Forward-Looking Statements

All statements other than statements of historical fact in this press release are forward-looking statements, including statements regarding the share repurchase program, the anticipated benefits of the financing, the implementation of iPower’s digital asset strategy, and iPower’s future business plans. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that iPower believes may affect its financial condition, results of operations, business strategy, and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. iPower undertakes no obligation to update forward-looking statements except as may be required by law. Actual results may differ materially from those anticipated. Investors are encouraged to review iPower’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other SEC filings.

Media & Investor Contact

IPW.IR@meetipower.com

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iPower Inc. and Subsidiaries

Consolidated Balance Sheets

As of December 31, 2025 and June 30, 2025

	December 31,	June 30,
	2025	2025
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalent	$2,011,738	$2,007,890
Accounts receivable, net	5,168,143	6,124,008
Inventories, net	3,611,859	8,131,203
Restricted Cash - BitGo	2,209,000	–
Prepayments and other current assets, net	1,691,476	3,111,210
Total current assets	14,692,216	19,374,311

Non-current assets
Right of use - non-current	3,286,752	3,915,539
Property and equipment, net	187,372	390,349
Deferred tax assets, net	4,753,025	3,724,462
Goodwill	3,034,110	3,034,110
Investment in joint venture	678,706	385,180
Intangible assets, net	2,656,643	2,981,328
Digital assets	2,214,759	–
Other non-current assets	2,493,705	1,837,488
Total non-current assets	19,305,072	16,268,456

Total assets	$33,997,288	$35,642,767

LIABILITIES AND EQUITY
Current liabilities
Accounts payable, net	$3,056,935	$7,180,009
Other payables and accrued liabilities	981,832	1,893,921
Lease liability - current	1,418,909	1,361,111
Short-term loan payable	1,500,000	–
Short-term loan payable - related party	1,063,278	–
Revolving loan payable, net	–	3,737,602
Income taxes payable	3,512	280,155
Total current liabilities	8,024,466	14,452,798

Non-current liabilities
Convertible notes payable	4,381,531	–
Derivative liability - Conversion option	1,413,100	–
Lease liability - non-current	2,193,849	2,913,967
Total non-current liabilities	7,988,480	2,913,967

Total liabilities	16,012,946	17,366,765

Commitments and contingency	–	–

Stockholders' Equity
Preferred stock, $0.001 par value; 20,000,000 shares authorized; 0 shares issued and outstanding at September 30, 2025 and June 30, 2025	–	–
**Common stock, $0.001 par value; 180,000,000 shares authorized; 1,081,460 and 1,045,330 shares issued and outstanding at December 31, 2025 and June 30, 2025	1,082	1,045
Additional paid in capital	34,891,869	33,481,201
Accumulated deficits	(16,925,818)	(15,198,889)
Non-controlling interest	(47,462)	(47,462)
Accumulated other comprehensive loss	64,671	40,107
Total stockholders' equity	17,984,342	18,276,002

Total liabilities and stockholders' equity	$33,997,288	$35,642,767

**all shares of common stock and per share numbers in the unaudited condensed consolidated financial statements have been adjusted retroactively to reflect the 1-for-30 reverse stock split effected on October 27, 2025 for all periods presented.

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iPower Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

For the Three and Six Months Ended December 31, 2025 and 2024

	For the Three Months Ended December 31,		For the Six Months Ended December 31,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
REVENUES
Product sales	$7,133,602	$17,606,889	$17,618,347	$35,882,301
Service income	–	1,465,682	1,532,722	2,198,791
Total revenues	7,133,602	19,072,571	19,151,069	38,081,092

COST OF REVENUES
Product costs	3,994,680	9,461,119	9,872,942	19,378,567
Service costs	–	1,221,566	1,332,681	1,824,742
Total cost of revenues	3,994,680	10,682,685	11,205,623	21,203,309

GROSS PROFIT	3,138,922	8,389,886	7,945,446	16,877,783

OPERATING EXPENSES:
Selling and fulfillment	3,075,161	4,628,914	8,255,351	10,543,722
General and administrative	2,501,738	3,077,365	3,823,251	8,396,888
Total operating expenses	5,576,899	7,706,279	12,078,602	18,940,610

INCOME (LOSS) FROM OPERATIONS	(2,437,977)	683,607	(4,133,156)	(2,062,827)

OTHER INCOME (EXPENSE)
Interest expenses	(167,222)	(140,672)	(228,941)	(280,634)
Loss on equity method investment	–	(802)	–	(1,721)
Loss on deconsolidation of VIE	–	–	(39,624)	–
Unrealized gain (loss) on digital assets	5,759	–	5,759	–
Change in fair value of derivative liability	176,600	–	176,600	–
Loss on extinguishment of debt	(24,100)	–	(24,100)	–
Other non-operating income (expenses)	433,151	(205,958)	1,232,441	12,728
Total other income (expenses), net	424,188	(347,432)	1,122,135	(269,627)

INCOME (LOSS) BEFORE INCOME TAXES	(2,013,789)	336,175	(3,011,021)	(2,332,454)

PROVISION FOR INCOME TAX EXPENSE (BENEFIT)	(820,508)	120,511	(1,284,092)	(516,001)
NET INCOME (LOSS)	(1,193,281)	215,664	(1,726,929)	(1,816,453)

Non-controlling interest	–	(3,155)	–	(5,991)

NET INCOME (LOSS) ATTRIBUTABLE TO IPOWER INC.	$(1,193,281)	$218,819	$(1,726,929)	$(1,810,462)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustments	(379)	156,130	24,564	101,076

COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO IPOWER INC.	$(1,193,660)	$374,949	$(1,702,365)	$(1,709,386)

WEIGHTED AVERAGE NUMBER OF COMMON STOCK
Basic**	1,102,378	1,047,917	1,075,986	1,047,570
Diluted**	1,102,378	1,047,917	1,075,986	1,047,570

EARNINGS (LOSSES) PER SHARE
Basic	$(1.08)	$0.21	$(1.60)	$(1.73)
Diluted	$(1.08)	$0.21	$(1.60)	$(1.73)

**all shares of common stock and per share numbers in the unaudited condensed consolidated financial statements have been adjusted retroactively to reflect the 1-for-30 reverse stock split effected on October 27, 2025 for all periods presented.

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